WEINBERG & COMPANY, P.A.
              6100 Glades Road, Suite 314
               Boca Raton, Florida 33434


  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the use in the Form S-1, Registration Statement, Amendment #2 of our reports for the year ended September 30, 1997 dated February 23, 1998 and December 31, 1997 dated February 24, 1998 relating to the audit and review, respectively, of Aspac Communications, Inc. and to the reference to our Firm under the caption "Experts", to be filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission on March 12, 1998 or as soon thereafter as is reasonably practicable.


                                            WEINBERG & COMPANY, P.A.
                                            Certified Public Accountants




Boca Raton, Florida
March 11, 1998